UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 001-34018

300, 625 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Cash Compensation

Cash Bonuses

On February 6, 2014, the Board of Directors of Gran Tierra Energy Inc. (the “Company” or “Gran Tierra Energy”), upon the recommendation of the Compensation Committee, approved the following cash bonuses for the following Named Executive Officers of the Company with respect to performance for fiscal year 2013:

Name	2013 Bonus
Dana Coffield President and Chief Executive Officer	$600,000* ($564,122 USD)
Shane O’Leary Chief Operating Officer	$400,000* ($376,081 USD)
James Rozon Chief Financial Officer	$300,000* ($282,061 USD)
Duncan Nightingale President, Gran Tierra Energy Columbia	$250,000* ($235,051 USD)
David Hardy General Counsel, Vice President, Legal, and Secretary	$280,000* ($263,257 USD)

*Denotes amount in Canadian dollars. Amount in parentheses denotes U.S. dollars at an exchange rate of CAD$1.0636 as at December 31, 2013.

Fiscal Year 2014 Compensation Arrangements

On February 6, 2014, the Board of Directors of the Company approved, upon the recommendation of the Compensation Committee, the following 2014 base salaries and target bonuses for the following Named Executive Officers of the Company, effective as of January 1, 2014:

Name	Base Salary	Target Bonus(1)
Dana Coffield President and Chief Executive Officer	$459,000* ($431,553 USD)	100%
Shane O’Leary Chief Operating Officer	$396,000* ($372,320 USD)	80%
James Rozon Chief Financial Officer	$344,500* ($323,900 USD)	80%
Duncan Nightingale President, Gran Tierra Energy Columbia	$336,000* ($315,908 USD)	60%
David Hardy General Counsel, Vice President, Legal, and Secretary	$321,000* ($301,805 USD)	70%

*Denotes amount in Canadian dollars. Amount in parentheses denotes U.S. dollars at an exchange rate of CAD$1.0636 as at December 31, 2013.

(1) Target bonus amounts are expressed as a percentage of the corresponding 2014 base salary.

Equity Grants

On February 6, 2014, the Board of Directors of the Company approved, upon the recommendation of the Compensation Committee, under the Company’s 2007 Equity Incentive Plan, as amended, the following grants of non-statutory stock options (“NSOs”) for shares of common stock of the Company and restricted stock awards (“RSUs”) to the following Named Executive Officers of the Company:

Name	Stock Options(1)	Restricted Stock Units(2)
Dana Coffield President and Chief Executive Officer	260,000	95,000
Shane O’Leary Chief Operating Officer	215,000	80,000
James Rozon Chief Financial Officer	165,000	60,000
Duncan Nightingale President, Gran Tierra Energy Columbia	75,000	25,000
David Hardy General Counsel, Vice President, Legal, and Secretary	100,000	35,000

(1) The stock options will be granted on the third business day after general public release of the Company’s annual revenues for the fiscal year ended December 31, 2013 unless the trading window is closed for any reason on such date in which case the grant date will occur on the first day such trading window is reopened, with an exercise price equal to the closing price of Gran Tierra Energy common stock on that date. The stock options entitle the holder of the stock options, following vesting of the stock option, to acquire the underlying number of shares by paying the exercise price for such shares. The stock options will terminate after five years, or earlier if the executive officer ceases to provide services to Gran Tierra Energy.

(2) The RSUs were granted on February 6, 2014, and entitle the holder of the RSU to receive the underlying number of shares of Gran Tierra Energy common stock upon vesting of such shares. The RSUs will vest as to 1/3 of the shares subject to such awards on each March 1, 2015, March 1, 2016 and March 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2014	GRAN TIERRA ENERGY INC.

	By:	/s/ David Hardy
David Hardy General Counsel, Vice President Legal, and Secretary